UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2025

Lionsgate Studios Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)

1-141203	N/A
(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

Registrant’s telephone number, including area code: (877) 848-3866

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	LION	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On April 9, 2025, Lions Gate Entertainment Corp. (“Lions Gate”), the controlling shareholder of Lionsgate Studios Corp. (“LG Studios”), disclosed that it had entered an amendment to Lions Gate’s employment agreement with Bruce Tobey, Lions Gate’s Executive Vice President and General Counsel (the “Agreement”), to extend the term of the Agreement by two years through March 31, 2028 and approve certain changes in his compensation as set forth in the Amendment to Employment Agreement attached hereto (the “Amendment”). The following summary is qualified in its entirety by the provisions of the Agreement, which was filed as Exhibit 10.20 to Lions Gate’s Annual Report on Form 10-K for its fiscal year ended March 31, 2023, filed with the SEC on May 25, 2023, and by the Amendment filed herewith.

Pursuant to the Amendment, effective as of April 1, 2025, Mr. Tobey will receive an annual base salary of $1,200,000, and his target annual bonus will be 85% of his base salary, with the amount of the bonus to be determined at the discretion of the Compensation Committee (the “Committee”) of the Board of Directors of Lions Gate in consultation with Lions Gate’s Chief Executive Officer (the “CEO”). Mr. Tobey will also continue to be eligible for annual equity awards pursuant to the Agreement (the “Annual Grants”), with the aggregate grant date value of each Annual Grant to be $1,200,000, effective as of April 1, 2025.

In addition to the compensation described above, the Agreement provides for Mr. Tobey to participate in Lions Gate’s benefit programs and perquisites for executives at his level, as those arrangements are in place from time to time. The Agreement provides for Mr. Tobey to receive Annual Grants during the term of the Agreement, subject in each case to approval by the Committee and Mr. Tobey’s continued employment through the applicable grant date, with each Annual Grant to have the aggregate grant date value indicated above and to consist of restricted share units (“RSUs”) and/or stock options (or stock appreciation rights) as determined by the Committee. The awards that comprise each Annual Grant will generally have a three-year vesting period, subject to such time-based and performance-based vesting requirements as determined by the Committee. The number of shares subject to each of the awards comprising an Annual Grant will be determined, in the case of RSU awards, by dividing the dollar value allocated to the award by the closing price of Lions Gate’s shares on the grant date and, in the case of options and similar awards, by dividing the dollar value allocated to the award by the per-share value of the award as of the grant date based on the methodology then used by Lions Gate to value options and similar awards for financial statement purposes. The Agreement also provides that Annual Grants in the form of RSUs may be settled in cash, shares, or a combination thereof, as determined by the Committee.

The Agreement also provides that, if Mr. Tobey’s employment is terminated by Lions Gate without cause (as defined in the Agreement), he would be entitled to a severance payment equal to the greater of (1) 50% of his base salary for the remainder of the term of the Agreement and (2) 18 months of his base salary, as well as a prorated discretionary bonus for the fiscal year in which his termination occurs and payment of his COBRA premiums for up to 18 months. However, if such a termination of Mr. Tobey’s employment by Lions Gate without cause occurs within 12 months after a change in control or a change in management (as such terms are defined in the Agreement), or if Mr. Tobey terminates his employment for good reason (as defined in the Agreement) during such period, he would be entitled to a severance payment equal to the greater of (1) 100% of his base salary for the remainder of the term and (2) 18 months of his base salary, in addition to the prorated discretionary bonus and payment of COBRA premiums noted above.

In addition, if Mr. Tobey’s employment is terminated by Lions Gate without cause (or if he resigns for good reason within 12 months following a change in control or a change in management), (1) any portion of his then-outstanding Annual Grants that is scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) fifty percent of any portion of his then-outstanding Annual Grants that is scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date. If a change in control of Lions Gate occurs and Mr. Tobey’s employment is terminated by Lions Gate without cause on or within 12 months after the change in control, (a) his then-outstanding Annual Grants will accelerate and be fully vested on his termination date and (b) Mr. Tobey will be entitled to receive a payment equal to 50% of the value of each Annual Grant that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of the Agreement, with the value of each Annual Grant for these purposes to be based on the grant date value of the award noted above and such payment to be made in cash or, at Lions Gate’s election, in shares.

If Mr. Tobey’s employment is terminated at the end of the term of the Agreement because Lions Gate does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the Agreement, Mr. Tobey would be entitled to a severance payment equal to 12 months of his base salary, in addition to the prorated discretionary bonus and payment of COBRA premiums noted above, and any portion of his then-outstanding Annual Grants that is scheduled to vest within 12 months following his termination date will accelerate and be fully vested at the end of the term. If Mr. Tobey’s employment terminates due to his death or disability, Lions Gate would pay a prorated discretionary bonus for the fiscal year in which his termination occurs, and any portion of his then-outstanding Annual Grants that is scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination date.

Mr. Tobey’s right to receive the severance payments, accelerated vesting, and other severance benefits under his employment agreement described above is subject to his execution of a release of claims in favor of Lions Gate.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to Employment Agreement, dated as of April 9, 2025, between Lions Gate Entertainment Corp. and Bruce Tobey

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2025

LIONSGATE STUDIOS CORP.

By:	/s/ James W. Barge
Name:	James W. Barge
Title:	Chief Financial Officer